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                                                                    Exhibit 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



Walnut Creek, California
May 18, 1999